Exhibit 10.22

AMENDMENT NO. 3

TO SECOND AMENDED AND RESTATED

FLOW SERVICING AGREEMENT

Amendment No. 3 to Second Amended and Restated Flow Servicing Agreement, dated as of December 11, 2014 (the “Amendment”), by and between PennyMac Loan Services, LLC, a Delaware limited liability company (the “Servicer”), and PennyMac Operating Partnership, L.P.,  Delaware limited partnership (the “Company”).

RECITALS

WHEREAS, the Servicer and the Company are parties to that certain Second Amended and Restated Flow Servicing Agreement, dated as of March 1, 2013 (the “Existing Servicing Agreement” and, as amended by this Amendment, the “Servicing Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Servicing Agreement.

WHEREAS, the Servicer and the Company  have agreed, subject to the terms and conditions of this Amendment, that the Existing Servicing Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Servicing Agreement.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein, the Servicer and the Company hereby agree that the Existing Servicing Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 1.01 of the Existing Servicing Agreement is hereby amended by adding the following definitions in the proper alphabetical order:

Commission: The Securities and Exchange Commission and any successor thereto.

Regulation AB:  Subpart 22.1100-Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-22.1123, as amended, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time as of an applicable date of determination.

Servicing Criteria – The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as set forth on Exhibit 11 hereto.

SECTION 2. Records, Information and Compliance Documents.  Section 6.03 of the Existing Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following language:

1

Section 6.03Annual Independent Public Accountants’ Servicing Report.

So long as any Mortgage Loans are being serviced hereunder, or were serviced hereunder during the prior calendar year, the Servicer shall, at its own expense, deliver to the Owner, on or before March 28th of each year (but in no event later than the next to the last Business Day of such month), either (A) a report of a registered public accounting firm stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate, or (B) both (i) an assessment of compliance by the Servicer with the applicable Servicing Criteria during the immediately preceding calendar year (in lieu of the annual statement of compliance in Section 6.02 which shall not be required if Servicer provides the assessment of compliance as set forth in this Section 6.03(B), and (ii) a report by a registered public accounting firm that attests to and reports on the assessment of compliance provided in the clause (B)(i) above, which attestation shall be in accordance with Rule 1-02(a)(3) and Rule 2-02(g) of Regulation S-X under the Securities Act and the Securities Exchange Act.  In rendering any report to be provided hereunder such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Subservicers.

SECTION 3. Exhibits. A new Exhibit 11 shall be added to the Existing Servicing Agreement in the form attached hereto as Exhibit A.

SECTION 4. Conditions Precedent.  This Amendment shall become effective as of the date first set forth above (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

4.1 Delivered Documents. On or prior to the Amendment Effective Date, each party shall have received the following documents, each of which shall be satisfactory to such party in form and substance:
(a) this Amendment, executed and delivered by duly authorized officers of the Servicer and the Company; and
(b) such other documents as such party or counsel to such party may reasonably request.

4.2 Representations and Warranties.  On or prior to the Amendment Effective Date, each party shall be in compliance in all material respects with all the terms and provisions set forth in the Existing Servicing Agreement on its part to be observed or performed.

SECTION 5. Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 6. GOVERNING LAW.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 7. Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 8. Conflicts.  The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Servicing Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

The Servicer:	PENNYMAC LOAN SERVICES, LLC

	By:	/s/ Anne D. McCallion
		Name:	Anne D. McCallion
		Title:	Chief Financial Officer

The Company:	PENNYMAC OPERATING PARTNERSHIP, L.P.

	By:	PennyMac GP OP, Inc.,
its General Partner

	By:	/s/ Andrew S. Chang
		Name:	Andrew S. Chang
		Title:	Chief Business Development Officer

Exhibit A

EXHIBIT 11

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered under the Agreement shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria,” as identified by a mark in the column titled “Applicable Servicing Criteria.”

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Regulation AB Servicer.

X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Regulation AB Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Regulation AB Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

X
1122(d)(4)(v)	The Regulation AB Servicer’s records regarding the mortgage loans agree with the Regulation AB Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts):  (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.